Exhibit 16.1

April 11, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A (Amendment No. 1 to Form 8-K, filed April 2, 2014), dated on or about April 11, 2014, of MVB Financial Corp. and agree with the statements contained in the third paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ S.R. Snodgrass, P.C.
S.R. Snodgrass, P.C.

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345